Exhibit 3.29

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

BNG FUEL SOLUTIONS CORPORATION

BNG Fuel Solutions Corporation, a corporation organized and existing under and by virtue of the General Corporation Law (“GCL”) of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That by the written consent of the directors of the Corporation, executed on May 17, 2006, pursuant to Article III, Section 11 of the Bylaws of the Corporation, a resolution was duly adopted as follows:

RESOLVED: That the Corporation recommend to its shareholder that the name of the Corporation be changed to EnergySolutions, Spent Fuel Division, Inc.

SECOND: That in on May 17, 2006, Action by Written Consent, pursuant to Article II, Section 11 of the Bylaws of the Corporation, the Corporation’s sole shareholder approved said recommended name change, and authorized and directed the Corporation to change its name to EnergySolutions, Spent Fuel Division, Inc. and to amend its Certificate of Incorporation to reflect the new name.

THIRD: That, pursuant to the aforesaid action of its sole shareholder, and in accordance with the provisions of Section 242 of the GCL, the Certificate of Incorporation of BNG Fuel Solutions Corporation is hereby amended as follows:

By striking out the whole of ARTICLE ONE thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE ONE, reading as follows:

“ARTICLE ONE

The name of the Corporation is EnergySolutions, Spent Fuel Division, Inc.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on May 17, 2006

AN ENERGYSOLUTIONS COMPANY

By:	/s/ Jean I. Everest
Authorized Officer

Title:	Secretary

Name:	Jean I. Everest

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

BNFL FUEL SOLUTIONS CORPORATION

BNFL, Fuel Solutions Corporation, a corporation organized and existing under and by virtue of the General Corporation Law (“GCL”) of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That by the written consent of the sole director of the Corporation, executed on April 12, 2005, pursuant to Article III, Section 11 of the Bylaws of the Corporation, a resolution was duly adopted as follows:

RESOLVED: That the Corporation recommend to its shareholder that the name of the Corporation be changed to BNG Fuel Solutions Corporation.

SECOND: That in an April 12, 2005, Action by Written Consent, pursuant to Article II, Section 11 of the Bylaws of the Corporation, the Corporation’s sole shareholder approved said recommended name change, and authorized and directed the Corporation to change its name to BNG Fuel Solutions Corporation and to amend its Certificate of Incorporation to reflect the new name.

THIRD: That, pursuant to the aforesaid action of its sole shareholder, and in accordance with the provisions of Section 242 of the GCL, the Certificate of Incorporation of BNFL Fuel Solutions Corporation is hereby amended as follows:

By striking out the whole of ARTICLE ONE thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE ONE, reading as follows:

“ARTICLE ONE

The name of the Corporation is BNG Fuel Solutions Corporation.”

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this 13th day of April, 2005.

By:	/s/ Jonathan P. Carter
Authorized Officer

Title:	Secretary

Name:	Jonathan P. Carter

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

BNFL FUEL SERVICES CORPORATION

BNFL Fuel Services Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”)

DOES HEREBY CERTIFY:

FIRST: That, in accordance wish Section 141(f) of the General Corporation Law of the State of Delaware, a unanimous written consent of the Board of Directors of the Corporation was passed duly adopting a resolution setting forth a proposed amendment of the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable, and calling for consideration thereof by the sole stockholder of said Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST. The name of the corporation is BNFL Fuel Solutions Corporation.

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation signed a written consent authorizing the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Alan J. Redley, an Authorized Officer, this 27th day of May, 1998.

By:	/s/ Alan J. Redley
Alan J. Redley, Vice President

594565

CERTIFICATE OF INCORPORATION

OF

BNFL FUEL SERVICES CORPORATION

FIRST. The name of the corporation is BNFL Fuel Services Corporation.

SECOND. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue and the par value per share and class are as follows:

CLASS	NUMBER OF SHARES	PAR VALUE PER SHARE
Common	10,000	$.01

FIFTH: The name and mailing address of the incorporator is as follows:

Name	Mailing Address
Jennifer Lewis	c/o Shaw Pittman Potts & Trowbridge 2300 N Street, N.W. Washington, D.C. 20037

The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation.

SIXTH. The name and mailing address of each person who is to serve as an initial director until the first annual meeting of stockholders or until his or her successor is elected and qualified or until his or her earlier removal or resignation, are as follows:

Name	Mailing Address
Thomas M. Crimmins Jr.	c/o BNFL Inc. 10305 Eaton Place, Suite 450 Fairfax, Virginia 22030

Marilyn F. Meigs	c/o BNFL Inc. 10306 Eaton Place, Suite 450 Fairfax, Virginia 22030

K. Edward Newkirk	c/o BNFL Inc. 10306 Eaton Place, Suite 450 Fairfax, Virginia 22030

Alastair Thomas	c/o British Nuclear Fuels plc Risley Warrington Chesire

SEVENTH. The business of the corporation shall be managed by a board of directors. The board of directors shall have the power, unless and to the extent that the board may from time to time by resolution relinquish or modify the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the bylaws of the corporation. The number of directors which shall constitute the whole board of directors shall be fixed in the manner provided in the bylaws.

EIGHTH. The corporation is to have perpetual existence.

NINTH. Elections of directors need not be by ballet unless the bylaws of the corporation shall so provide.

TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute.

ELEVENTH. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article ELEVENTH shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code (the Delaware General Corporation Law); or (iv) for any transaction from which the director derived an improper personal benefit. In the event that the Delaware General Corporation Law or any successor thereto is amended with respect to the permissible limits of directors’ liability, this Article ELEVENTH shall be deemed to provide the fullest limitation on liability permitted under such amended statute. Any repeal or modification of this Article ELEVENTH by the stockholders of the corporation only shall be applied prospectively, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the personal liability of a director of the corporation existing immediately prior to such repeal or modification.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 6th day of April, 1998.

Incorporator